UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2006

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 3, 2006, stockholders of the Company approved the amendment and restatement of the Administaff, Inc. 2001 Incentive Plan (the “Plan”). This amendment and restatement increases the number of shares of Common Stock reserved for issuance under the Plan by 1.4 million; increases the per person award limits for Common Stock to 200,000 shares, and for cash awards to $2.0 million; and provides for stock awards to non-employee directors.

Item 7.01. Regulation FD Disclosure

On May 2, 2006 the Company received $25.7 million in deposits previously held by its workers’ compensation insurance carrier, American International Group, Inc. (“AIG”), related to its 2003-2004 and 2004-2005 policies. Under the Company’s arrangement with AIG, a portion of monthly premiums is set aside to fund the payment of claims, and any excess premiums funded into the program are returned to Administaff subsequent to the end of the policy period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

Date: May 8, 2006	By:	/s/ John H. Spurgin, II
John H. Spurgin, II
Sr. Vice President, Legal, General Counsel and Secretary